Exhibit 4.8

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE
COMPANY’S PROSPECTUS DATED [     •     ], 2013 (THE “PROSPECTUS”) AND ARE INCORPORATED
HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST
FROM EAGLE ROCK PROXY ADVISORS, LLC, THE INFORMATION AGENT.

BlueLinx Holdings Inc.
Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock of
BlueLinx Holdings Inc.

CUSIP [     •     ]

Subscription Price: $[     •     ] per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M.,
NEW YORK CITY TIME, ON [     •     ], 2013, UNLESS EXTENDED BY THE COMPANY

REGISTERED
         OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each Right entitles the holder thereof to subscribe for and purchase [     •     ] of a share (rounded down to the nearest whole share) of Common Stock, with a par value of $0.01 per share, of BlueLinx Holdings Inc., a Delaware corporation, at a subscription price of $[     •     ] per share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Remaining Shares”), any Rights holder that exercises its Basic Subscription Right in full may subscribe for a number of Remaining Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the instructions set forth in Form 1 hereto, the Prospectus, and the Instructions for Use of BlueLinx Holdings Inc. Subscription Rights Certificates. THE RIGHTS EVIDENCED BY THIS SUBSCRIPTION RIGHTS CERTIFICATE ARE NOT TRANSFERABLE AND MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED, WITH A SIGNATURE GUARANTEE, IF APPLICABLE

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the facsimile corporate seal and the facsimile signatures of the duly authorized officers of BlueLinx Holdings Inc..

Dated: ________________

President and Chief Executive Officer	Secretary

COUNTERSIGNED AND REGISTERED:

     Registrar and Transfer Company

By:
Authorized Signature

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

By mail: Registrar and Transfer Company Attn: Reorg/Exchange Dept P.O. Box 645 Cranford, New Jersey 07016−0645	By hand or overnight courier: Registrar and Transfer Company Attn: Reorg/Exchange Dept 10 Commerce Drive Cranford, New Jersey 07016

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1—EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Privilege, as applicable.

(a)

BASIC SUBSCRIPTION RIGHT:

I exercise __________ rights X ________ = ________________________________

(no. of rights)                 (ratio)           (total number of new shares rounded down

    to nearest whole share)

Therefore, I apply for ___________________  X _______________ =   $_______________

                                                 (no. of new whole shares)   (subscription price)        (amount enclosed)

(b)

OVER-SUBSCRIPTION PRIVILEGE:

I apply for ___________________  X _______________ =    $_______________

                                (no. of new whole shares)   (subscription price)      (additional amount enclosed)

(c)

TOTAL AMOUNT ENCLOSED: $______________________________________

(sum of basic plus over-subscription amounts)

METHOD OF PAYMENT (CHECK ONE):

☐	Uncertified check drawn on a U.S. bank payable to “Registrar and Transfer Company,” as Subscription Agent.

☐

Wire transfer of immediately available funds directly to the account maintained by Registrar and Transfer Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at [     •     ].

FORM 2—SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS:

(a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

ISSUE COMMON STOCK TO:

(Please Print Name)

(Print Full Address)

(Social Security # or Tax ID #)

(b) To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that shown on the front of this certificate. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

(Please Print Name)

(Print Full Address)

(Social Security # or Tax ID #)

FORM 3—SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4—SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature
Guaranteed:

(Name of Bank or Firm)

By:

(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

FOR INSTRUCTIONS ON THE USE OF BLUELINX HOLDINGS INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT EAGLE ROCK PROXY ADVISORS, LLC, THE INFORMATION AGENT, AT (855) 612-6975 TOLL-FREE.

FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE IN UNITED STATES DOLLARS BY AN UNCERTIFIED CHECK DRAWN ON A UNITED STATES BANK OR WIRE TRANSFER PAYABLE TO REGISTRAR AND TRANSFER COMPANY.